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                                                                   EXHIBIT 10(h)

                                    AGREEMENT


                                     between


                               ELECTRO-VOICE, INC.


                                       and


                                    LOCAL 662

                             INTERNATIONAL UNION OF

                             ELECTRONIC, ELECTRICAL,

                               SALARIED, MACHINE &

                                FURNITURE WORKERS

                                     AFL-CIO


                                    1995-1998






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                                    CONTENTS

AGREEMENT

ARTICLE 1      UNION RECOGNITION.......................................1

ARTICLE 2      PURPOSE OF AGREEMENT....................................1

ARTICLE 3      NON-DISCRIMINATION......................................2

ARTICLE 4      UNION SECURITY AND CHECK-OFF............................2

ARTICLE 5      UNION REPRESENTATION....................................4

ARTICLE 6      GRIEVANCE PROCEDURE - ARBITRATION.......................5

ARTICLE 7      SENIORITY...............................................9

ARTICLE 8      DISCIPLINE AND DISCHARGE...............................17

ARTICLE 9      HOURS AND OVERTIME.....................................18

ARTICLE 10     LEAVES OF ABSENCE......................................22

ARTICLE 11     CLASSIFICATIONS NOT SUBJECT TO BID
               PROCEDURES.............................................24

ARTICLE 12     QUALIFYING FOR PREMIUM JOBS............................25

ARTICLE 13     HEALTH & SAFETY........................................26

ARTICLE 14     TIME STUDY.............................................26

ARTICLE 15     REPORT IN/CALL IN/CALL BACK PAY........................27

ARTICLE 16     REST PERIOD - RELIEF OPERATORS.........................28

ARTICLE 17     COMPENSATORY LEAVE FOR SICKNESS OR
               COMPELLING PERSONAL REASONS............................28



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ARTICLE 18     VACATIONS..............................................30

ARTICLE 19     COST OF LIVING ALLOWANCE...............................33

ARTICLE 20     INSURANCE..............................................34

ARTICLE 21     HOLIDAYS...............................................36

ARTICLE 22     PENSIONS...............................................38

ARTICLE 23     MANAGEMENT RIGHTS......................................40

ARTICLE 24     GENERAL................................................41

ARTICLE 25     RATES OF PAY...........................................45

ARTICLE 26     DURATION OF AGREEMENT..................................45

APPENDIX A............................................................48

APPENDIX B............................................................50

APPENDIX C............................................................52

APPENDIX D............................................................54

APPENDIX E............................................................56

APPENDIX F............................................................58

APPENDIX G............................................................60


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                                    AGREEMENT

            THIS AGREEMENT MADE AND ENTERED INTO ON THIS DAY OF MAY 15,1995 BY ELECTRO-VOICE, INC., HEREINAFTER CALLED THE EMPLOYER, AND THE INTERNATIONAL UNION OF ELECTRONIC, ELECTRICAL, SALARIED, MACHINE AND FURNITURE WORKERS, AFL-CIO, AND ITS LOCAL 662, HEREINAFTER CALLED THE UNION.


                                    ARTICLE 1
                                UNION RECOGNITION

            All full-time and regular part-time production and maintenance employees employed by Electro-Voice, Inc., Division of Mark IV Industries, at its Newport, Tennessee plant, including all leadmen, truckdrivers, shipping and receiving employees, stockhandlers and plant clerical employees, incoming inspectors, quality control inspectors, and quality control technicians, BUT EXCLUDING ALL office clerical employees, engineering department employees, production engineering department employees, quality control department clerical employees, production control department employees, assistant foremen, line supervisors, professional employees, guards and supervisors as defined in the Act.


                                    ARTICLE 2
                              PURPOSE OF AGREEMENT

            Section 1. It is the purpose of this Agreement to promote the mutual interest of the Employees and the Employer, to secure a prompt and equitable disposition of grievances, to establish fair wages, hours and working conditions, to secure a peaceful and harmonious relationship and to provide a safe and healthful working environment and to set forth the sole and entire agreement between the Employer and the Union with respect to wages, hours and all other terms and conditions of employment. The parties agree to cooperate fully to secure the advancement and achievement of the above purposes. The principle of a fair day's work for a fair day's pay is jointly recognized.

            Section 2. The term "Employee" when used in this Agreement means an employee of the Employer in the Bargaining Unit.




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                                    ARTICLE 3
                               NON-DISCRIMINATION

            Section 1. The provisions of this Agreement shall be applied to all employees without discrimination or preferential treatment for any reason including age, sex, race, color, handicapped, creed or national origin or any other reason prohibited by law.

            Section 2. During the first sixty (60) calendar days of continuous employment, all new employees and employees hired after a break of service which terminates their seniority under the provisions of Article 7, Section 8, shall be on probation, have no seniority and may, at the Employees sole discretion be terminated without recourse to the grievance or arbitration provisions and without recall rights during such probationary period, upon completion of the probationary period, their seniority shall be computed as of the latest hiring date.

            Section 3. The Employer agrees not to interfere with the rights of its employees to become members of the Union, and there shall be no discrimination, interference, restraint, or coercion by the Employer or any of its agents against any employee because of Union membership or because of his acting as an officer or in any other bonafide activity on behalf of the Union.

            Section 4. The Union recognizes its responsibility to represent all employees in the bargaining unit and agrees there will be no discrimination, interference, restraint, or coercion by the Union or any of its agents against any employee because of his refusal to join or participate in the Union or Union activities.

            Section 5. All employees male or female shall receive equal pay for equal work as well as all other benefits and conditions and privileges.


                                    ARTICLE 4
                          UNION SECURITY AND CHECK-OFF

            Section 1. During the life of this Agreement the Employer will make deductions of Union membership dues and initiation fees, if payable, for each employee who signs an authorization card which will be furnished to the Employer by the Union. The deduction shall be made from the third paycheck in each month. Such deductions shall be paid promptly to the Financial Officer designated by the Union


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together with two (2) lists of employees from whose pay such deductions were made and the amount of each.

            I hereby assign, from my earnings now and hereafter payable to me from the Employer, to Local 662 of the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers, AFL-CIO, a sum equal to Union membership dues and owing by me, an initiation fee, as certified to the Employer by the Local.

            This Assignment and Authorization is voluntarily made in consideration of the costs of representation and collective bargaining and is not contingent upon my membership in the Union.

            Pursuant to this assignment and irrespective of my present or future membership status in the Union, I authorize and direct you to deduct, while I am employed in the represented bargaining unit of the Employer, such a sum equal to membership dues and, if owing by me, an initiation fee, as certified to the Employer by the Local.

            Regardless of my membership status, this Assignment and Authorization shall be irrevocable until a date one year from its effective date, or until the date on which the current collective bargaining agreement between the Employer and the Union is terminated, whichever is earlier. I agree and direct that this Assignment and Authorization shall be automatically renewed, and shall be irrevocable for successive periods of one (1) year each from its effective date, or for the period of each succeeding applicable collective bargaining agreement between the Employer and the Union, whichever period is shorter. This Assignment and Authorization may only be revoked by written notice by individual registered or certified mail, given by me to the Employer and the Union, postmarked not more than twenty (20) days and not less then ten (10) days prior to the expiration date of each one-year period, or the termination date of each applicable collective bargaining agreement between the Employer and the Union, whichever date is earlier.

            This Authorization and Assignment supersedes all previous Authorizations and Assignments.

            Section 2. The Union agrees to save the Company harmless from any action or actions growing out of these deductions and assumes full responsibility for the disposition of the funds so deducted once they have been turned over to the Financial Secretary of the Union as above provided.


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                                    ARTICLE 5
                              UNION REPRESENTATION

            Section 1. Authorized International Representatives will be admitted to the plant premises during working hours with the permission of the plant manager or his designated representative.

            Section 2. Local Union officers will be admitted to the plant premises during hours other than their regular shift with the permission of the plant manager or his designated representative to conduct legitimate Union business.

            Section 3. Local Union officers will be granted permission at reasonable times to conduct legitimate Union business during their regular shift.

            Section 4. Local Union officers shall be designated as: President, Vice President, Financial Secretary, Treasurer, Recording Secretary, Chief Steward, Time Study Representative, Negotiating Committee and Stewards in their area of jurisdiction.

            Section 5. Stewards will be chosen from and assigned to the following areas: Zones 1, 2, 3, 4.


Zone 1:     Department 19, 26, 36, 37, 38, and 39
Zone 2:     Department 27
Zone 3:     Stockroom, Receiving Department, Quality Control
            Inspector, Quality Control Technicians, Truck Drivers,
            Material Handlers, Maintenance, Tool Room, Custodian,
            Janitor, Matron, Tool Crib.
Zone 4:     Shipping Department

            Note: The Set-Up person shall be represented by the appropriate Steward in the zone to which the person is assigned.

            Section 6. Should there be a substantial change in the level of employment, other than temporary lay-offs as provided in Article 7, Section 5 a, b, a commensurate change in the number of stewards may be made by mutual agreement between the Employer and the Union. If by agreement the number of stewards is reduced, which steward is to cease to function as a steward shall be determined by the Union.


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            Section 7. The second and/or third shifts in excess of three (3) or more employees shall warrant a steward. Such Steward shall be assigned regular full time work.

            Section 8. If more than three (3) employees are working, a steward shall also be offered work if he is qualified to perform the work available. If not qualified, the Union may designate an alternate from among those employees working.

            Section 9. Should the Union seek a renewal of this Agreement it shall select a negotiating committee of not to exceed five (5) members to negotiate with the employer. In the event of such negotiations, the employer will pay all hours in any day (8) that a meeting is scheduled with the employer. This applies to each negotiating committee member.

            Any meetings between the Company and Union deemed necessary by mutual agreement to discuss contract provisions shall include the Negotiating Committee and shall be held during working hours without loss of earnings. The only exceptions to this agreement will be grievance meetings as outlined in
Article 6 of this contract.


                                    ARTICLE 6
                        GRIEVANCE PROCEDURE - ARBITRATION

            Section 1. Employees are encouraged to discuss day to day problems with their immediate supervisors without resorting to the formal grievance procedure. However, if an employee believes a provision of this contract has been violated, he shall process his grievance as outlined below.

            Section 1A. Grievances and all answers to grievances (other than those settled in Section 3A, Step 1) shall be in writing and signed by the aggrieved employee or employees and, or the Union and submitted within the time limits hereinafter set forth.

            Section 2A. Grievances concerning disciplinary action or discharge must be filed in writing, within five (5) working days or receipt of notification of such action, or such grievances shall not be valid. In the event of disciplinary action or discharge the specific reason for such action will be given in writing at the time to the employee with a copy to the union.


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            Section 2B. All other grievances must be filed in writing within ten
(10) working days after the occurrences of the event on which it is predicated provided, however, that grievances concerning payroll errors or wage adjustments maybe filed in writing within twenty (20) working days, unless either party shall request in writing an extension of time for further investigation of the issue.

            Section 3. All differences, disputes and grievances that may arise between the Union and the Employer shall be taken up as follows:

            (a) Step 1. Between the aggrieved employee on one hand and the employee's foreman on the other. Either party may request the presence of the area steward.

            If no satisfactory settlement is reached between them within twenty-four (24) hours the matter shall be reduced to writing and referred to Step 2.

            (b) Step 2. A meeting will be held within twenty-four (24) hours between the Chief Steward, Steward, and the Company. Either party may request the presence of the grieving employee and/or additional witnesses or the supervisor for the purpose of giving testimony. Any settlement reached in this step shall be in writing and signed by the Human Resource Manager and the Chief Steward. If no settlement is reached in Step 2, the grievance may be appealed within twenty-four (24) hours.

            (c) Step 3. A meeting will be held within ten (10) consecutive working days after notice of appeal from Step 2 is received with President or Vice President, Chief Steward and the Recording Secretary of the Local and/or representative of the International Union, and the Plant Manager or his designated representative. Any settlement reached in this meeting shall be in writing and signed by the Union and the Company. If settlement is not reached the grievance will be submitted to arbitration within twenty (20) working days.

            Time periods specified throughout this article may be extended by mutual agreement.

            (d) In respect to the steps of the grievance procedure, Union officials will be paid a maximum number of hours in accordance with the following:

            Steward: (in area of jurisdiction) Six (6) hours per week. Chief
Steward: Eight (8) hours per week (accrue two hours). The Chief Steward will also be allowed to use up to fifteen (15) hours of time unused by Zone Stewards during the


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following week. Time Study Representative: Six (6) hours per week, subject to additional paid time allowance by mutual agreement between the Company and the Union. President or Vice-President: (as defined in Article 5, Section 4) Four
(4) hours per week. (total for the two officers for time spent in Step 3). Recording Secretary: Four (4) hours per week for time spent in Step 3 grievance meeting. However, the above identified officials shall be allowed to take off such additional time as the legitimate processing of grievances might require without pay from the employer. In Step 3 the Chief Steward will be entitled to a maximum of an additional four (4) hours.

            Section 4. The Union agrees that all stewards will investigate grievances in the shortest time possible. Any shop steward (as differentiated from a chief steward) when requested, shall have the right to investigate a grievance within his area of jurisdiction during working hours on Step 1 and Step 2 grievances. In the absence from work of a steward, his designated alternate or his chief steward may act in his place. When a steward is called upon to investigate or work on a grievance during working hours, he will do so according to the following procedure. The employee's immediate supervisor will be responsible for contacting the appropriate steward and will do so without undue delay.

            (a) The steward shall not leave his job without prior notice to his immediate supervisor. In the event that the steward is working on a job where a replacement is required, such replacement will be made within the shortest possible time.

            (b) Prior to leaving his job the steward will request a "Union Affairs Pass" of the immediate supervisor and he must return the pass to such supervisor when returning to the job. Such supervisor will indicate the time on the "Union Affairs Pass" that the steward leaves his work and the time he returns to work from his grievance investigation.

            (c) If the steward is entering an area under the supervision of someone other than the individual issuing the "Union Affairs Pass", he shall inform the supervisor of the reasons for his entering the department.

            (d) Upon receipt of the "Union Affairs Pass", the shop steward may leave his work station. When finished with his Union business he must immediately return to his work area, fill out an indirect labor ticket for the time spent on Union business, turn it in to his supervisor and return to work.


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            (e) Shop stewards will not investigate grievances in other areas of jurisdiction.

            (f) In the event any employee is to be discharged or disciplined and is required to leave the plant, he shall remain in the Human Resource Department and the Chief Steward shall be called in for discussion, without undue delay.

            Section 5. The Union agrees there will not be any strike, sit down, slow down, work stoppage, mass absenteeism for concerted action, boycott or any other form of action which results in delays, stoppage of work or production during the term of this Agreement, however, is not a violation of this provision for the International or the Union to call a strike over work measurement standards or new job classifications in accordance with the procedures provided below.

            In the event of such a work measurement standards or new job classification dispute or difference, a grievance shall first be filed and processed through the steps of the grievance procedure shod of arbitration. Exercise of the aforementioned right to strike shall require previous reference to this unsettled grievance together with the Company's final written grievance answer to the International Union for its consideration, and an opportunity thereafter for representatives of the Local and the International Union and the Company to meet and discuss the question. If the grievance is not settled following such a meeting and discussion, within thirty (30) days thereafter, the International Union, by written notice signed by an officer thereof, may notify the Company that the Local Union concerned and the International Union have authorized a strike of the bargaining unit as provided by the Constitution of the International Union.

            A strike as provided herein shall not begin earlier than fifteen
(15) days, nor later than thirty (30) days, following Company receipt of a strike notice.

            The foregoing provides only a strike right, and does not permit any other curtailment of or interference with operations, such as slowdown. The Employer agrees that there will be no lockout during the term of this Agreement.


                                   ARBITRATION

            Section 1. All differences, disputes, and grievances between the parties which shall not have been satisfactorily settled after following the procedure, (except as provided for in Article 6, Section 5) hereinabove set forth shall, at the request of either


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party, be appealed to arbitration within twenty (20) working days after the time limitation set forth in C Step 3 of the grievance procedure.

            (a) Upon the issuance of such an appeal, the parties will attempt to select an arbitrator by agreement. If they fail to agree upon an arbitrator within five (5) working days, a joint request will be submitted to the American Arbitration Association within ten (10) working days by the President of the Local or his designated representative and the Human Resource Manager or his designated representative for a panel of seven (7) arbitrators.

            (b) An arbitrator will be selected from this panel by the Union and the Employer alternately striking names from the panel until one name remains.

            (c) Should the entire panel be unacceptable to either party they shall request another panel from the Association.

            Section 2. It is the intent of the parties to settle differences, disputes and grievances by responsible bargaining and not resorting to arbitration as a substitute for such responsibility. It is agreed that the parties shall equally bear the cost of the arbitrators fee and expense. An arbitrator shall be authorized only to interpret and apply the provisions of this agreement to the extent necessary to decide the submitted grievance and shall not have authority to add to, detract from or alter in any way the provisions of the agreement. The parties agree that more than one grievance may be submitted to one arbitrator at any one time. Exceptions shall be made only by mutual agreement.

            Section 3. The Employer will furnish the hearing room. Legal fees and expenses of case preparation shall be borne by the respective parties.


                                    ARTICLE 7
                                    SENIORITY

            Section 1A. Seniority is the length of the employee's service with the Employer from last date of hire.

            Section 1B. Seniority will be accumulated during periods of lay-off or for approved leave of absence for the length of time equal to continuous service or nine (9) months whichever is greater at the time of lay-off or for approved leave of absence


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providing the employee has at least sixty (60) days of service, with exception of 3A of this Article and Article 10, Section 1C.

            Section 1C. On the day following the effective date of this Agreement a complete seniority list shall be posted in a conspicuous place at all times. Any protest as to the proper seniority date of an employee after his or her hire-in date must be made in writing within thirty (30) days. No protest being filed within this thirty (30) day period, the seniority date as posted shall be considered correct and final.

            Section 2A. The Employer shall provide the Union with up-to-date seniority lists each month, so arranged that the employee with the greatest seniority will be first on the list; and the employee with the lowest seniority will be last. The Employer shall notify the Union in writing of any changes as they occur between issuance of the above lists.

            Section 2B. Job classification seniority records shall be maintained in the Human Resource Office and made available to the employee and/or the Union on request. Separate job classifications seniority records shall be maintained for each shift.

            Section 3A. Employees will be granted leaves of absence for the following reasons. Seniority will continue to accumulate during entire period of leave of absence. Period of time of such leaves of absence shall apply as credited service for pension benefits but shall be limited to four (4) years with regard to public office.

            1. Hold full time public office.

            2. Upon written request to the Employer from the President of the International Union or the President of District 7 of the International Union to hold full time office in the IUE-AFL-CIO.

            3. To hold full time office of the Local Union.

            4. To serve short term mission for the Union such as delegates, etc.

            5. To hold full time office in State and Central Labor Councils of AFL-CIO State of Tennessee.

            Section 3B. Leaves of absence shall not be granted for the purpose of securing other employment. Employees on leave found to be in other employment,


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without notifying the Employer, shall be considered as a voluntary quit, except as provided for in 3A above.

            Section 3C. On and after the effective date of this agreement employees formerly advanced from bargaining unit jobs, or employees accepting positions outside the bargaining unit shall have their seniority frozen as of that date, with the privilege of accumulating thirty (30) calendar days in each one (1) year period in which to make a determination to return to the bargaining unit.

            Said employees who do not return in the thirty (30) day period as outlined above, shall be considered to have no bargaining unit seniority. (Any time in any day counts as a full day.)

            Those employees who choose to return to the bargaining unit shall return to the job classification held at the time they left the bargaining unit, seniority permitting.

            A list of employees, along with seniority date, and job classification held will be given to the Union prior to such movement as described above.

            Section 3D. Employees who are on leave for less than two (2) years or vacation shall return to the job classification, shift, department, line or normal permanently assigned job, Section 4A2, they held at the beginning of leave or vacation. If such job classification, shift, department, line or normal permanently assigned job they held are not available they shall exercise their seniority to bump. (As determined by Union records.)

            Section 3E. During the time of such leaves, the Employer shall fill such jobs by posting and bid procedure and such bids will be designated as replacement only job. However, the Employer will not be required to post such jobs for a period of fourteen (14) calendar days or less. It any employee is cutback from the classification and shift from where the employee is going on leave, the cutback employee will be offered the opportunity to fill such vacancy. If any employee is on a leave of absence in excess of two (2) years, the job will be posted on a permanent basis.

            Section 3F. The successful replacement bidder shall be returned to the classification, shift, department, line or normal permanently assigned job they held at the time of their bid when they are not on their replacement only job or return right job. Replacement only bidders can be used as extra people in the job classification they have replacement rights to for no more than three
(3) consecutive days.


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            Section 3G. It is understood that in the event that second and/or third shift is reopened, employees formerly holding those positions will be given the option of those jobs.

            Section 3H. When a vacancy occurs for which an employee is recalled, should the job last more than three (3) working days, the employee shall be considered permanent.

            Section 4A. When a new job is created or a vacancy occurs the Employer shall, without undue delay, but in no case longer than three (3) working days, post a notice of such jobs on the bulletin boards, giving the amount of openings available, pay rate and the shift on which the job opening is available, unless an employee has job return rights to the vacant position in which case he may exercise such rights. Such job openings shall remain posted for two (2) full working days. The time and date of posting shall be written on the notice at the time it is posted. However, the Employer may, when necessary, fill such jobs on a temporary basis during the posting and bidding procedure.

            Any operator temporarily transferred to a higher labor grade job shall be compensated at the higher labor grade job progression rate which is equivalent to the progression rate held by the employee in his or her regular job, however, any employee who has previously qualified on a job and has acquired return rights and has reached top rate of pay, shall receive top rate of pay immediately upon transfer to that job. If such temporary assignment is to a lower grade the employee shall retain his regular rate.

            Section 4Al. Transfers made on a temporary basis from upgraded classifications to fill temporary vacancies to which no one has job return rights will be made from those employees in other classifications where the Employer deems they are not needed, provided however, that such transfers shall be made by transferring the least senior employees from a classification if to a lateral or lower labor grade job or if to a higher labor grade job by offering the higher labor grade job to the most senior employees in descending order of seniority. If the more senior employees decline, the least senior employee will be transferred,

            Temporary transfers from labor grade 1 to higher grades will be offered to the most senior grade 1 employee(s) in the department where the vacancy exists. Should all decline the least senior grade 1 employee in that department will be assigned.


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
            When an operation shuts down for more than the balance of the shift, the employees affected will exercise their seniority in the same classification and department, except grade 1 employees shall not displace grade 1 employees on moving line. Employees who leave the department as a result of the shut down will be returned to that department when the operation resumes.

            Zone stewards shall remain in their assigned zone so long as there is work which is required.

            Section 4A2. Grade 1 employees that normally work on the following lines will be permanently assigned until such time as they may be replaced due to being transferred from their job. At that time they will be replaced by the senior grade 1 employee in the department that is not permanently assigned:

            Dome Tweeter, T-35, miscellaneous, Woofer - miscellaneous (4) T-35 Coil Assembly Line (1)
            Flat Wire Coil Assembly Line (11)
            Coil and Diaphragm Assembly Line (3)
            Driver Final Assembly Line (3)
            Force Round Wire Assembly Line (3)
            Force Line (3)
            Coil Prep Line (3)
            Gauss Coil Assembly (3)
            S-40 Speakers (7)

The remaining grade 1 employees will be permanently assigned to departments. The least senior employees in a department may be permanently reassigned to another department, but will not have other employees reassigned to their original assigned department for thirty (30) calendar days. Employees temporarily transferred will be returned to their department when the temporary assignment is completed.

            When a transfer is to be made from any department, employees not assigned to that department are the first to be sent out and the transfer is to be made as follows:

            If the transfer is back to the employees' assigned department, the most senior is to be sent back first regardless of what job they are on.

            If the transfer is to a department other than the employees' assigned department, the least senior is to be sent out first regardless of what job they are on.


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            Section 4A3. Upgraded employees transferred will not have other employees assigned to the job from which they have been transferred, except in the case of Maintenance, Truck Driver and Set-Up.

            Section 4B. The Employer shall be free to establish new jobs not covered by this Agreement as the needs arise and to place such jobs in the classification and wage group deemed appropriate. The Union shall be advised as to the classification and wage group and given reasons supporting such placement. The job shall be run for a period of thirty (30) working days. At the end of the thirty (30) day period the Union shall be free to grieve the placement. Any change in classification or wage group shall be retroactive to the start of the job.

            Section 4C. During the time of the posting, employees desiring to bid on the job may sign the bid sheet. On request stewards may sign the bid sheet for absent employees or employees on leave of absence. Awards to employees on leave of absence will be made only if the employee is available by the time the job is to be filled.

            Section 4D. Posted jobs will be offered to the senior bidder providing he (she) has the skill and/or ability to perform the work.

            Section 4E. The job shall be awarded and the transfer made on or before the start of the shift on the third day following the taking down of the bid sheet. It the transfer cannot be made the successful bidder shall, nevertheless, be paid the rate of the posted job.

            Section 4F. If there are no successful bidders the Employer shall offer the option of the job to the least senior grade l employee in the plant. If that employee is unable to perform the job he shall be laid off. The most senior person laid off that can perform the job will be recalled. (The top rate of pay will apply.)

            Employees recalled from layoff to fulfill the requirements of this section, can not exercise rights to any other job(s) (which include bidding, return rights and replacement rights) until this requirement is fulfilled. If an employee is recalled from lay off to fulfill a Replacement Only job due to the above paragraph, this employee will be considered the least senior grade 1.

            Section 5A. If a reduction in force is necessary in any job classification, the Employer will first try to absorb the effected employees in another job. If it is a lateral or lower job classification such transfer shall be at no reduction in earnings. If


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
it is a higher classification the higher rate shall apply. If such transfers are to a lateral or lower job classification the least senior employees will be transferred. If the transfer is to a higher classification it will be offered to employees in the classification, starting with the most senior. If all employees in the effected classification decline, the least senior employees will then be transferred. If employees cannot be absorbed in other classification for such period other than provided for in Section 5B of this Article the lay-off procedure shall apply.

            Employees that are cutback from a premium job will be absorbed and paid the rate of the classification they are leaving for no less than five (5) days.

            Section 5B. In cases where a line or section may have cutbacks due to shortages of material or other necessary interruptions in production, temporary lay-offs may be made without regard to seniority. This provision shall be applicable to the employees directly affected. (Means only employees assigned to the line or section.) Cutbacks of this nature shall not exceed three (3) consecutive scheduled work days. No employee shall be affected by such temporary lay-off for:

            A. More than once in a thirty (30) day period.

            B. More than eighty (80) hours in a calendar year.

            Section 5C. When cutbacks are to be made in any job classification the cutback employee(s) will be those with the lowest plant-wide seniority providing the employees remaining in the classification have the skill and/or ability to perform the work. (Successful bidders for premium jobs shall not have their plantwide seniority credited to such premium jobs until they have completed the required qualifying time.)

            Section 5D. Such cutback employees may exercise their seniority to bump the least senior employees in any other job classification within their labor grade or a lower labor grade providing they have the skill and/or ability to do the work.

            Section 5E. Employees will have job return rights to only two (2) jobs, one of which may be in an equal paying classification otherwise both will be in higher classifications. When a vacancy occurs in any job the most senior employees having return rights shall exercise such rights or sign a relinquishment slip denying return rights to that job. Job return rights are based on having the qualifying time completed (Employees being forced on job, bidding on replacement only jobs will not lose return rights. Return rights to a lower classification cannot be exercised until temporary requirement is fulfilled).

            Section 6. In the event of a layoff for lack of work, the Employer will begin with the employee having the least seniority plantwide and progress upward from the bottom of the list, except where skill and ability are required (pertains to Article 11, Classifications not subject to bid procedure) to maintain critical support operations. The Company agrees to give the Union a forty-eight (48) hour notice of a permanent lay-off.

            Recall of employees shall be in the inverse order of layoff. Employees will be given three (3) days notice to return to work unless the employee has a valid excuse for not reporting. The Employer shall notify employees either by telephone, certified mail, or personal notice. In the event of personal notice, such notice shall be made directly to the employee only.

            Section 7. In the case of layoff and recall the following elected officers, representatives and stewards of the Local Union shall be deemed to have top ranking seniority so long as they hold such office: President, Chief Steward, and Zone Stewards.

            Section 8.  Employees shall lose seniority only by:

            (a) Voluntary quitting.

            (b) Failure to report for work from layoff within three (3) days after receiving notice to report unless such failure is for valid reasons acceptable to the Company.

            (c) Discharge for just cause.

            (d) Failure to report at termination of a leave of absence. Employees who do not present themselves for re-employment by the close of the next scheduled work day or submit proper evidence requesting extension of said leave by the close of the next scheduled work day shall be considered as having resigned.

            (e) Being absent three (3) consecutive workdays and not reporting for work at the start of the shift on the fourth day.

            (f) Layoff or leave of absence for a length of time greater than that accumulated seniority as outlined in Section I B.

                                    ARTICLE 8
                            DISCIPLINE AND DISCHARGE

            Section l. Full power of discharge or discipline lies with the Employer, but it is agreed that his power shall be exercised with justice and with regard for the reasonable rights of the employees. If the Union, after investigation, feels that an employee has been disciplined or discharged without just cause and fails to reach an agreement or adjustment with the representatives of the Employer, the case in question shall be referred to the grievance procedure. The Union is to be notified at the time of any such discharge or discipline (See Article 6, Section 4F).

            Section 2. It is specifically pointed out that the Employer and Union are in complete agreement that absence which is chronic can not be condoned. Any absence of more than three (3) days must be covered by a leave of absence.

            Section 3. The Employer will from time to time issue Rules and Regulations for the maintenance of orderly conditions of employment. These rules will not be unfair or of discriminatory nature, nor will they conflict with the terms of this Agreement. The Employer will give the Union a copy of any deletions, amendments, or additions to the Rules and Regulations prior to the time they are issued.

            (a) The Employer will publish a list of rules classified into these categories:

                  1. Suspension

                  2. Dismissal

            Section 4. The publishing of the rules by the Employer shall not be construed as limiting the right of the Employer to delete, amend or add rules as changing conditions demand such changes. However, notification of such changes will be made known to the President, Vice President, and Chief Steward of the Union in advance of the publishing of the change.

            Section 5. Infractions of the Company's rules may require disciplinary action and the following procedure shall be used except in the event of an infraction of a rule which may carry a mandatory dismissal:

            (a) Infraction of rules shall be dealt with in an impartial and fair manner. A first infraction may deserve a verbal warning. A record of the verbal warning shall be placed in the employee's personnel file and the employee will be notified.

            (b) A second violation of the same rule may require a written warning.

            (c) A third violation of the same rule may carry a one (1) day suspension penalty.

            (d) A fourth violation of the same rule within a six (6) month period may be cause for dismissal.

            (e) A copy of the above warning shall be furnished to the employee and the Union.

            (f) An accumulation of any four written warnings for various rule infractions within a period of ninety (90) calendar days may carry a penalty of 1-day suspension.

            Section 6. The Employer recognizes that the repeat violator is penalized, so should the person who abides by the rules be given consideration. Therefore, any reprimand which becomes six (6) months old, shall be removed from the Employee's personnel record. (Exception attendance policy)


                                    ARTICLE 9
                               HOURS AND OVERTIME

            Section 1A. The regular workweek shall be forty (40) hours per week, eight (8) hours per day, five (5) days per week from Monday through Friday, inclusive.

            (b) First shift 8:00 am - 4:30 pm Unless 3 shift operation in machine shop.

            (c) Second shift 4:30 pm-1:00 am Unless 3 shift operation in machine shop.

            (d) Third shift 12:00 Midnight - 8:00 am.

            (e) The existing half hour lunch periods, as currently scheduled, will remain in effect unless changed by mutual agreement between the Employer and the Union, except 3 shift operations in machine shop.

            (f) Fifteen (15) minute paid breaks, as currently scheduled including during overtime, will be in effect unless changed by mutual agreement between the Employer and the Union.

            Section 2. For timekeeping purposes the week shall commence at 12:01 am Monday and end at 12:00 pm the following Sunday, The work day shall commence at 8:00 am and end at 8:00 am the following day.

            Section 3. Overtime compensation will be one and one-half times the hourly rate of the job for all hours over eight (8) in any day and over forty
(40) in any given week except overtime shall not be pyramided.

            Section 4. Equal distribution of overtime will be maintained by the utilization of turn sheets maintained by the Employer, and will start on the first day of the first pay period after the effective date of each agreement, and will continue for the length of each agreement. The turn sheets shall be reviewed by the Employer and the Union each three (3) month period.

            No employee shall be moved for the purpose of preferential treatment for overtime.

            Overtime shall be equally distributed among all employees in the same classification within a department, however, such overtime shall not be compulsory. Should the employees refuse the overtime, the overtime will then be offered to the other employees in the classification beginning with the most senior. If all employees in the classification decline, the overtime will then be offered to the employees with return rights, starting with the most senior. If all decline, the overtime will then be offered to the employees in the department beginning with the most senior. Employees offered overtime and refusing will be considered as having worked such overtime on the turn sheets for equalization purposes.

            Any employee refusing overtime in a classification shall not be offered overtime in any other classification.

            Employees entering a new classification shall assume the maximum hours as credited on the turn sheets. When an employee is temporarily transferred to a classification other than their own, they will be equalized with the permanent employees and shall assume the maximum hours as credited on the turn sheets when entering. This will be indicated by writing (out) when leaving a classification and (in) when entering a classification. When such employees return to their legitimate classifications, they will assume the maximum overtime hours worked during the time of their temporary transfer.

            Any employee absent or on vacation shall not be charged with overtime worked during their absence and/or vacations. When an employee is on a leave of absence or is laid-off and has return rights to a classification, they shall upon return, assume the maximum overtime hours worked during the time of such leave or layoff.

            Any employee on light duty (off their job) and due overtime in their classification, will be charged on the turnsheet as having worked the overtime.

            Overtime offered by department will be offered by seniority beginning with the most senior and will be equalized (rotated, not offered to the same employee each time). This overtime will be kept on a separate turnsheet.

            Overtime is to be offered in the following order:

            1.    Permanent employees by seniority as due per turnsheets.

            2.    Return Right employees by seniority.

            3.    Replacement employees by seniority.

            4. Permanent employees in the department by seniority as due per turnsheets.

            5. Employees temporarily in the department irregardless of the length of time. (by seniority)

            6.    Plant-wide seniority.

            Section 5. In the event an employee is available for overtime and is overlooked for overtime, such employee(s) shall be given the opportunity of making up such lost overtime at the earliest possible time.

            When hours equivalent to the overlooked hours are to be worked, the arrangement with the employee shall be made twenty-four (24) hours in advance unless shorter notice is agreeable to the employee involved. If such overlooked overtime cannot be offered within a three (3) month period, the employee will be compensated.

            When an employee is denied overtime opportunities the employee shall receive compensation equal to the earnings lost due to such denial.

            Section 6. Holiday overtime shall be offered as far in advance as possible but not later than the end of the shift on the second work day preceding the holiday.

            Section 7. Daly overtime shall be offered as far in advance as possible but not less than four(4) hours before the end of the shift. Weekend overtime shall be offered as far in advance as possible but not later than the end of the working day Thursday.

            Section 8. Employees accepting overtime are expected to perform such overtime work. Unless legitimately excused, failure to do so may subject the employee to disciplinary action, as outlined in Article 8, Section 5.

            Section 9. Time and one half shall be paid for all work done on Saturday.

            Section 10. Double time shall be paid for all work done on Sunday.

            Section 11. For work performed on the 2nd shift, there shall be a twenty (20) cents an hour shift differential.

            For work performed on the 3rd shift, there shall be a twenty-five
(25) cents an hour shift differential.

            Section 12. Inventory overtime will be kept on a separate overtime turn sheet. Inventory overtime will be equalized for inventory overtime only.

                                   ARTICLE 10
                                LEAVES OF ABSENCE

            Section 1. The Employer will grant leaves of absence to Employees as follows:

            (a) Absence for three (3) consecutive working days or less shall not require a formal leave of absence.

            (b) SICK LEAVE - Requests for medical leaves of four (4) days or more must be accompanied by a physician's statement including date of first treatment, fact that the employee is unable to work, and expected return to work date. A diagnosis is also required unless the employee has compelling personal reasons for not divulging this information. Upon return to work the employee must present a physician's release.

            (c) MATERNITY LEAVE - Maternity leave will be granted for the period of time requested by the employee's physician. The employee will return to work within six (6) weeks after delivery unless extenuating circumstances are approved by the Plant Manager or unless the employee requests a personal leave which will then be approved for a period not to exceed one (1) year.

            (d) BEREAVEMENT LEAVE - Justifiable personal reasons - Such as time for bereavement leave following death of member of immediate family, accidents which might involve someone from the immediate family, etc., properly supported by such evidence as may be required. If bereavement leave falls during an employee's vacation, the vacation will be extended by the number of days that bereavement pay is received. The first three (3) days shall be paid by the Employer only for deaths in the immediate family as listed below:

            Husband
            Wife
            Children
            Step children
            Mother or Step Mother (but not both)
            Father or Step Father (but not both)
            Brother
            Sister
            Grandchildren
            Grandparents

            Father-in-law or Step Father-in-law (but not both)
            Mother-in-law or Step Mother-in-law (but not both)
            Brother-in-law
            Sister-in-law
            Daughter-in-law
            Son-in-law

The Employer will grant the employee one (1) day's pay for additional members of the family as listed below:

            Spouse's Grandparents

            (e) MILITARY LEAVE - Any employee, covered by the terms of this agreement who is drafted or who volunteers for service in the Armed Forces of the United States under the provision of the "Universal Military Training and Service Act" as amended and extended, shall be considered on a "Certified Leave of Absence" for a period as defined in such Act.

            This same provision will apply to all employee members of the National Guard, Reserve Corps, or member of other recognized military reserve components, if, and when, they are inducted into the Armed Forces.

            An employee returning from such military service, will be reinstated by the Employer, unless the Employees circumstances have so changed as to make it impossible to do so, to a position of like continuous service, status, and pay as he had prior to leaving, provided the employee applies for reinstatement within ninety (90) days after being relieved from the Armed Forces and provided:

            (1) He had left a position other than a temporary position.

            (2) He has completed the required period of military training and service and he presents a certificate of such effect.

            (3) He is still qualified to perform the duties of re-employment within ninety (90) days after he is relieved of his military duties.

            (f) JURY DUTY - An employee summoned for or serving on jury duty on a regularly scheduled work-day shall be paid the difference between his or her regular rate of pay and the amount received for jury duty. This differential pay is not to exceed eight (8) hours per day. An employee reporting for jury duty and excused prior to 11:30 am for the balance of the day shall report for work without undue delay. An employee on the night shift shall be transferred to the first shift for the period of time coinciding with such jury service without loss of earnings. The employee must notify the Employer of such call to jury duty promptly after receipt of notice. The employee must present to the Employer a statement of dates and hours spent on jury duty and monies paid.

            (g) PERSONAL LEAVES - Employees may be granted personal leave for good reasons subject to approval of the Plant Manager. At the employee's request, the reason(s) for requesting such leave will be treated as strictly confidential information.

            (h) Employees on a leave of absence to care for a sick or injured person (immediate family) must produce a physician's statement in advance that such is necessary or desired if advance knowledge of such a situation exists. If such a situation exists and is of an emergency nature, statements will be required, but may be produced later.

            (i) An employee legally adopting a child shall be granted a leave of absence to comply with applicable provisions of Tennessee adoption laws, Such leave of absence will not exceed one (1) year.

            (j) Employees who misrepresent facts to obtain a leave of absence shall be subject to disciplinary action including discharge.

            (k) Leaves of absence will be granted for reasons indicated in
Article 7, Section 3A.


                                   ARTICLE 11
                  CLASSIFICATIONS NOT SUBJECT TO BID PROCEDURES

            1.    Tool and Die 1

            2.    Tool and Die 2

            3.    Maintenance 1

            4.    Q.C. Technician

            5.    First Aid Attendant

            6.    Truck Driver (exception to this job only)

            Employees who are qualified by having met all DOT requirements and regulations (ie: physical and license) will be allowed to bump into truck driver classifications, seniority permitting.

            Employees who believe themselves qualified for such positions may file an advance application in the Human Resource Department.

            Senior Employees will be given a period of time not to exceed five
(5) working days opportunity to demonstrate their qualifications when openings occur. After the five (5) day trial period, if disqualified, discussion with the appropriate steward and employee involved will be held to discuss the lack of demonstrated qualifications.


                                   ARTICLE 12
                           QUALIFYING FOR PREMIUM JOBS

            Premium jobs (those above Labor Grade One (1)) require a period of time for the employee to become qualified. Such jobs and their qualifying time are outlined in this Agreement for all job classifications existing on the effective date of this Agreement. Qualifying time for new job classifications established during the term of the Agreement will be negotiated by the Employer and the Union.

            Successful bidders for premium jobs shall not have their plantwide seniority credited to such premium jobs until they are qualified. This applies to cutbacks from a classification and maintaining return rights to other classifications.

            If the Employer finds that the successful bidder is not qualified to perform the work during the qualifying period, the individual may be disqualified and removed from the job and have return rights to the job previously held provided he/she has sufficient seniority. If not, the employee shall exercise the right to bump. The disqualified employee shall have a right to file a grievance if he/she believes the disqualification is not warranted.

                                   ARTICLE 13
                                 HEALTH & SAFETY

            Section 1. The plant must be kept in a sanitary condition. The Employer agrees to establish safe working conditions and to comply with the applicable state and federal laws.

            Section 2. The Company agrees to meet with a two (2) member Union and a two (2) member Company safety committee to discuss and take steps to correct any unsafe conditions at any time, if the unsafe condition could not be resolved between the employee, or the Union Steward and the immediate supervisor.

            Section 3. An employee and/or the Union may resort to the grievance procedure should they feel a violation exists.

            Section 4. The company shall designate jobs or areas where safety glasses must be worn. The Company shall furnish safety glasses for employees in such jobs or areas. When an employee requires prescription glasses he shall, at his expense, be examined by a doctor licensed to issue prescriptions. Upon presentation to the Company of a prescription, the Company will furnish the employee with safety glasses in standard frames which will conform to OSHA standards.

            Section 5. The Company will select four (4) employees on the first shift, one (1) employee on the second shift, and one (1) employee on the third shift and arrange for them, at Company expense, to secure first aid training.

            Section 6. The Union will be notified when a government safety inspector is in the plant, a Union officer will accompany him/her. Time so spent for the above will be paid by the Employer at the employee's regular hourly earnings.


                                   ARTICLE 14
                                   TIME STUDY

            Section 1. The Union and Employer are in accord that established time studies are necessary to price and sell a product.

            Section 2. The time required on any job shall be on a basis of fairness and equity consistent with quality of workmanship, efficiency of operation, and reasonable working capacities of normal operators.

            Section 3. In the event a rate is considered unattainable a review of this study may be requested. In the event of a dispute regarding time study procedure, both parties shall attempt to resolve the issue on a mutual basis. Failing to resolve the issue on this basis, the matter shall be referred to the grievance procedure.

            Section 4. Because the partes recognize the need to resolve standards disputes in an equitable manner, the Union shall have the right to designate bargaining unit employee to act as a Time Study Representative. The individual selected must be certificated to perform and evaluate time and standard studies before the Union representative will be allowed to act in such capacity. All expenses of the Union's Time Study Representative, including equipment and all costs incurred in acquiring the necessary qualifications shall be paid entirely by the Union. Should a dispute or difference arise as to standards on any given operation, the matter shall be reduced to writing by the Time Study Representative, co-signed by the Zone Steward involved, and presented to the Human Resource Department. The complaint must specify in detail:

            A. The operation in question.

            B. The nature of the Problem, and

            C. The reasons as to why additional information, company data, or other company action is being requested.

            Given such a showing of necessity, the Time Study Representative and the Zone Steward will then be granted access to the company data, standards or time studies then available which concern the operation so specified.

            Until the qualified Time Study Representative is available, access to appropriate information will be afforded to the Zone Steward to enable proper representation in regard to the standard in question.


                                   ARTICLE 15
                         REPORT IN/CALL IN/CALL BACK PAY

            REPORT IN PAY - Employees who report to work at their regular starting time without being notified not to report shall be guaranteed at least four(4) hours work or pay at their regular earnings except in cases of acts of God or explosives are stated to be located on the premises.

            CALL IN PAY - Employees called to work before their regular starting time of their shift shall be guaranteed two (2) hours work or pay at one and one-half (1 1/2) times their regular earnings and will be given the opportunity to work their full regular shift at straight time pay.

            CALL BACK PAY - Any employee who has left the plant, after working their regular shift, and who is called back and returns to work, shall be guaranteed at least two (2) hours pay at one and one-half (1 1/2) times their regular earnings.


                                   ARTICLE 16
                         REST PERIOD - RELIEF OPERATORS

            Section 1. Employees shall have a personal five (5) minute wash-up period at the end of the day provided the nature of their work requires it. Any questions concerning which jobs require wash-up period must be mutually agreed upon by the Employer and the Union.

            Section 2A. It is understood that relief operators are provided on assembly lines and non-stop machines for the purpose of physical relief. The provided time shall not exceed seven (7) minutes unless unusual physical conditions require additional time.

            Section 2B. Relief operators shall be assigned for jobs defined in
Section 2a of this Article. Lines which can be considered a convenient grouping for relief purposes will be serviced by one relief operator provided the total employees in such grouping does not exceed fifteen. (exception for the short hours: the total employees in such grouping does not exceed twelve (12).)


                                   ARTICLE 17
                       COMPENSATORY LEAVE FOR SICKNESS OR
                           COMPELLING PERSONAL REASONS

            Section 1. Compensated days - subject to the conditions specified in
Section 2, beginning January 1, 1995 and at the beginning of each calendar year thereafter, regular full time employees will be credited with a maximum of seven
(7) compensated days per calendar year which are earned in the previous calendar year at the rate of one (1) for each one and one halt (1 1/2) calendar months of active service on the payroll.

            Compensatory leave pay for sickness or compelling personal reasons shall be computed on the basis of eight (8) hours straight time per day at the employee's hourly rate of pay in effect when actual payment is made.

            (Work injury accrue maximum of one-thousand (1000) hours in the calendar year in which the injury occurs and one-thousand (1000) hours in the year the employee returns.)

            Section 2. Definitions

            The occasions which qualify for compensatory leave pay as referred to in this article shall include pregnancy, illness, accidents, inventory, compelling personal reasons or Acts of God.

            Section 3. Other Compensation - Holidays and Lay-Off

            An employee may not receive compensatory leave pay for any day or days for which other compensation is paid as a direct or indirect result of his employment such as but not limited to, vacation pay, holiday pay, or unemployment compensation. An employee shall be entitled to compensatory leave pay for the day prior to or the day following a holiday. However, a compensatory day will not serve as to qualify an employee for a holiday.

            Section 4. Method of Payment

            Payment for earned compensatory leave will be included in the next regular paycheck covering the payroll period during which the request is submitted or verification is completed, provided however, that in no event will any payment be made for less than two (2) hours of earned compensatory leave pay.

            Section 5. Unused Compensatory Leave Days

            An employee will be allowed to carry over one (1) day of unused compensatory leave to the following year. Employees who have not received their maximum compensatory leave allowance shall be paid an amount equal to their unused earned compensatory pay entitlement on the date of the second pay period in December of such year. Any employee who is permanently laid off, enters military service, retires or whose employment or seniority is terminated for any reason shall be paid an amount equal to their unused earned compensatory leave pay entitlement.

            Section 6. Abuse of compensatory leave pay

            This plan is designed to assist employees in meeting expenses arising from sickness, accidents or compelling personal reasons. Any employee who submits a claim for compensatory leave pay based on a false statement will be subject to disciplinary action. Any disputes as to the abuse of this plan or disciplinary action taken as a result thereof will be subject to the grievance and arbitration provisions set forth in Article 6.


                                   ARTICLE 18
                                    VACATIONS

            Section 1. Employees shall be entitled to a vacation benefit according to the following schedule:


            1 week                                          All Employees
            2 weeks                             3 years from date of hire
            3 weeks                             7 years from date of hire
            4 weeks                            12 years from date of hire
            5 weeks                            20 years from date of hire

            Section 2. In order to be eligible for a vacation benefit an employee must have worked a minimum of 1,000 hours during the period from January l through December 31 of the previous calendar year. Vacation pay shall be computed on the basis of 40 hours for each week of vacation entitlement at the employee's straight time hourly rate in effect during the week preceding the vacation, including cost of living adjustments and shift differential, if applicable. Any employee who is prevented from working 1000 hours during the period specified because he or she resigns or is laid off, or on leave of absence, or retires, shall be entitled to 1/1 2 of the employee's applicable vacation benefit for each month worked after January 1 of the previous calendar year computed on the basis of the employee's straight time hourly rate in effect at the time of resignation, layoff, leave of absence, or retirement plus cost of living adjustment then in effect and shift premium, if applicable.

            (Work injuries accrue maximum of 1000 hours in the calendar year in which the injury occurs and one thousand (1000) hours in the year the employee returns.)

            Vacation Pay Adjustment: If an employee works twenty (20) hours or more in an upgraded job during the week preceding the vacation, a vacation pay adjustment shall be made at upgraded rate for full vacation pay.

            Section 3. The employer shall designate the week of July 4th and Christmas week for a plantwide vacation shutdown of two weeks. The dates for the Christmas week shutdown are as follows:

1995

Vacation 12/20/95, 12/21/95, 12/22/95, 12/28/95, 12/29/95
Holidays 12/25/95, 12/26/95, 12/27/95, 1/l/96, 1/2/96

Last day worked - 1 2/1 9/95 (Not qualifying day)
Return - 1/3/96 (Qualifying day)

Regular paychecks and vacation check - 12/19/95
Pay for w/e 12/24/95 will be available - 12/29/95
Pay for w/e 12/31/95 will be available - 1/5/96
Holiday pay will be paid on - 1/5/96

1996

Vacation 12/19/96, 12/20/96, 12/23/96, 12/27/96, 12/30/96
Holidays 12/24/96, 12/25/96, 12/26/96, 12/31/96, 1/l/97

Last day worked - 12/18/96 (Not qualifying day)
Return - 1/2/97 (Qualifying day)

Regular paychecks and vacation check - 12/18/96
Pay for w/e 12/22/96 will be available - 12/27/96
Pay for w/e 12/29/96 will be available - 1/3/97
Holiday pay will be paid on 1/3/97

1997

Vacation 12/22/97, 12/23/97, 12/29/97, 12/30/97, 1/2/98
Holidays 12/24/97, 12/25/97, 12/26/97, 12/31/97, 1/1/98

Last day worked - 12/19/97 (Not qualifying day)
Return - 1/5/98 (Not qualifying day)

Regular paychecks and vacation check - 12/19/97
Pay for w/e 12/21/97 will be available - 12/23/97
Pay for w/e 12/28/97 will be available - 1/2/98
Holiday pay will be paid on 1/2/98

            Extra weeks shall be taken at the employee's convenience with mutual agreement between the employee and the employer. Employees will give a two (2) week notice of the additional weeks to be used as vacation up until August 15. At that time all employees will be required to have scheduled all remaining weeks. In the event there are more vacation requests than can be granted without affecting production, the allocation of those who can be granted such vacation will be determined by seniority. Employees shall not be permitted to work during their vacation period, unless requested by the Employer. However, an employee upon request, will receive 1 weeks pay in lieu of vacation, The employee should give two (2) weeks prior notice to elect this pay option.

            Section 4. Employees whose services are terminated for any cause shall be paid for any full or fractional vacation to which they became eligible but did not receive prior to termination. Vacation checks will be issued the last work day prior to vacation.

            Section 5. An employee hired in the final quarter of the year will be permitted to take his vacation after January 1 of the vacation year, but will not be paid until the eligibility date is reached. Should the employee who avails himself of the opportunity hereunder quit or is discharged prior to the eligibility date he will not receive the vacation pay to which he would otherwise have been entitled had he continued in the employ of the Employer to the eligibility date.

            Section 6. Employees shall be allowed to take one (l) week of their vacation time in one (1) or more day increments. An employee should notify the Human Resource Department by the day preceding taking the vacation or no later than 8:30 a.m. the day of the vacation request. Vacation pay will be included in the normal week's pay at the rate in effect at the time the vacation time is taken. Approval of this vacation request will be based on the following: (1) Vacation in the stated increments will be granted based on the allotted numbers of vacation request approvals per week, (see side letter), unless conditions and/or requirements are such that time off can be granted. (2) Vacation form must be completed by the employee and approved by the Human Resource Department.

Note: Vacation days per this section cannot be used by employees who are on layoff and/or leave of absence to qualify for holiday pay.


                                   ARTICLE 19
                            COST OF LIVING ALLOWANCE

            Section 1. Subject to the limitations set forth in Section 2 of this Article, hourly rates of pay shall be adjusted one (1) cent for each 0.4 (four-tenths) point change in the CPI Urban Wage Earners, Clerical Workers U.S. City Average All Items (1967=100). This plan of adjustment shall be known as a Cost of Living Allowance. The Cost of Living Allowance shall be considered as a part of the hourly wage rate for all wages and benefits provided under this Agreement.

            A drop in the cost of living index will not result in reductions in wage rates below those rates provided for in the wage schedules attached to and made a part of this agreement. During this agreement COLA increases will be folded into the base rate on the first pay period preceding June 16, 1996, 1997 and 1998.

            The Cost of Living Allowance shall be computed and applied quarterly and made effective the first day of the first pay period after the start of the calendar quarters as outlined below:


                                           1st month of quarter for which
            Month of Index                        Allowance is applicable
            May                                                   October
            August                                                January
            November                                                April
            February                                                 July

The base amount shall be the index as of May 1995, and the first allowance (if any) shall be made on October 1995.

            Section 2. The limitations on cost of living adjustments shall be computed on three separate annual installments, without pyramiding or carry over of any fluctuation in the CPI index as follows:

            A. October l, 1995 to September 30, 1996

            B. October l, 1996 to September 30, 1997

            C. October l, 1997 to September 30, 1998

The total of such adjustments for the one-year period between October 1, 1995 and September 30, 1996, due to fluctuations in the CPI during the same period of time, shall not exceed ten (.10) cents per hour. The total of such adjustments for the one-year period between October 1, 1996 and September 30, 1997, due to fluctuations in the CPI during the same period of time, shall not exceed ten (.10) cents per hour. The total of such adjustments for the one-year period between October 1, 1997 and September 30, 1998, due to fluctuations in the CPI during the same period of time shall not exceed ten (.10) cents per hour.


                                   ARTICLE 20
                                    INSURANCE

            The following insurance benefit plan for eligible employees will be placed into effect May 22, 1995 and will be continued for the duration of this agreement.

HOSPITAL AND MEDICAL COVERAGE BENEFIT


                                         IN NETWORK        NON-NETWORK
                                          BENEFITS          BENEFITS
                                       -------------------------------
COMPREHENSIVE MEDICAL
Deductible (Calendar Year)
      Individual                            $150              $300
      Family                                $450              $900
Co-insurance
      In-Patient Services                    90%               70%
      Out-Patient Services                   80%               60%
Maximum (Lifetime)                        Unlimited            OK
Mental Illness/Drug Treatment             50% up to            OK
Alcoholism Therapy                      Lifetime Max.
Out Patent                               of $10,000
Maximum Out of Pocket
      Individual                            $400              $1200

HOSPITAL AND MEDICAL COVERAGE BENEFIT

                                         IN NETWORK        NON-NETWORK
                                          BENEFITS          BENEFITS
                                       -------------------------------
      Family                                $800              $2400
EXCEPTIONS
Out-Patent Surgery                           90%               70%
Pre-Admission Testing                       100%               80%
Extended Care Facility                      100%               80%
      (100 Days Per Year)
Home Health Care (60 Days Per Year)         100%               80%
Second Surgical Opinion (Voluntary)         100%               80%
X-Ray and Laboratory                         90%               70%
Chiropractic                                 80%               60%
Newborn Nursery                              80%               60%

Well-Woman Benefit (Mammography& Pap Test) Max Per Year $200.00 for lab and radiology.

The Prescription Drug Plan will no longer apply to the deductible or the out-of-pocket amounts.


The payment per prescription will be:       IN NETWORK         NON-NETWORK
                                          ---------------------------------
                                          $5.00 generic      $10.00 generic
                                           $8.00 brand        $17.00 brand

EFFECTIVE JULY 1, 1995


                                 LIFE INSURANCE

            The Employer will furnish life insurance for each eligible employee in the amount of:

            Effective May 16,1995 - $19,000
            Effective May 16,1996 - $20,000
            Effective May 16,1997 - $21,000

            The Employer will also furnish accidental death and dismemberment for each eligible employee in the amount of:

            Effective May 16, 1995 - $19,000
            Effective May 16, 1996 - $20,000
            Effective May 16, 1997 - $21,000


                              SICKNESS AND ACCIDENT

            Weekly sickness and accident benefits (first day accident - eighth day illness - first day hospitalization) will be provided for each eligible employee according to the amount and schedule listed below for a maximum of twenty-six (26) weeks for sickness and accident.

            Effective May 15, 1995 - $160.00 per week
            Effective May 13, 1996 - $165.00 per week
            Effective May 12, 1997 - $170.00 per week

            Employees will become eligible for the above insurance when they have completed the probationary period as provided in Article 3 of this Agreement.

            DEPENDENT INSURANCE: Employees may elect to cover eligible dependents for insurance coverage. Employees who do elect to carry such insurance shall contribute to the cost according to the following:

            Single coverage - The employee shall pay:
                  Effective May 22, 1995 - $5.00 per week
            Two (2) party coverage - The employee shall pay:
                  Effective May 22, 1995 - $10.00 per week
            Full Family coverage - The employee shall pay:
                  Effective May 22, 1995 - $18.00 per week

Note: Contributions are "before taxes"

            The above premiums will be in effect for the duration of this agreement.


                                   ARTICLE 21
                                    HOLIDAYS

            Section 1. The holidays recognized under this Agreement shall be as follows:

            New Years Eve
            New Years Day
            Ground Hog Day (February 2)
            Good Friday
            Memorial Day
            Independence Day
            Labor Day
            Thanksgiving Day
            Day after Thanksgiving
            Christmas Eve Day
            Christmas Day
            Day after Christmas

            Section 2. If the holiday falls on a Saturday, Friday will be observed as a holiday. If the holiday falls on a Sunday, Monday will be observed as the holiday.

            Section 3. Employees who have completed twenty (20) working days of employment shall be paid eight (8) hours at the same rate they were paid the day preceding the holiday. In the event the employee was paid multiple rates, they shall be paid at the rate for the job for the most hours worked for all holidays not worked, providing the employee works the last four (4) hours of the last day the factory works prior to the holiday and works the first four (4) hours the first day the factory works after the holiday. A maximum of one (1) hour of tardiness is allowed on the workday following the holiday. Any employee working a holiday shall receive double time plus regular holiday pay for all such time worked.

            Section 4. Should an employee be:

            1.    Laid off

            2.    Sustain a lost time factory injury

            3.    Be on leave for Union business

            4.    Be on leave of absence for extenuating circumstances

            5. Be hospitalized or can provide medical substantiation indicating the necessity for absence of employee or necessity for being with a member of their family

            6.    Jury Duty

            7.    Legal Matters (court appearance or subpoena only)

            8.    Be absent for the death of fellow employee (to attend funeral)

And is unable to meet the above requirements (Section 3) he shall be eligible to receive holiday pay if he or she is entitled to pay for time worked the week preceding the week of the holiday and/or has time worked in the week during which the holiday falls, providing the week preceding the week of the holiday is properly substantiated.

            Section 5. Should a holiday fall within an employee's vacation period or a bereavement leave, such vacation period or leave shall be extended by the holiday(s) falling within such period.

            Section 5 applies to all vacation or bereavement leaves with the exception of the July 4th vacation shutdown for which there is a qualifying day, the last day the factory works prior to the shutdown and the first day the factory works following the shutdown.


                                   ARTICLE 22
                                    PENSIONS

            Section 1. The Employer hereby agrees to establish a non-contributory pension plan effective March 1, 1977 as amended May 15, 1995 as hereinafter set forth.

            Section 2. The plan shall provide:

            A. Normal retirement at age 65

            B. Monthly pension equal to $15.00 for each year of credited service first year of contract; $16.00 for each of credited service second year of contract; $17.00 for each year of credited service third year of contract.

            C. Early retirement at age 55 actuarily reduced.

            D. Full vesting after five (5) years of service. Vesting service to begin one (1) year from date of hire.

            E. Survivor spouse option actuarily reduced.

            F. Employees shall receive credited service for all time spent in the employ of Electro-Voice (Newport) for pension purposes.

            G. Permanent and total disability at any age with ten (10) or more years of credited service.

            H. A one time $500.00 assistance for any employee that retires after reaching the age of 62 and prior to the age of 65 during the term of this agreement.

            I. Employees retiring during the term of the agreement shall be entitled to all pension increases.

            Section 3. Credited service prior to July 1, 1974 shall be based on seniority as defined in Article 7 and shall be fractionalized to the closest tenth of a year.

            Credited service following July 1, 1974, shall be based on hours worked as follows:

            A. Any employee in the bargaining unit who works one thousand (1000) hours during the course of a calendar year shall be credited with a full year of credited service for pension purposes. (Work injury accrue maximum of one thousand (1000) hours in the calendar year in which the injury occurs and one thousand (1000) hours in the year the employee returns.)

            B. Any employee in the bargaining unit who works less than one thousand (1000) hours shall be credited with one-tenth (1/10) year of credited service for each one-hundred (100) hours worked during the calendar year in question.

            Section 4. The Employer shall establish a trust to which it shall make contributions from time to time sufficient to meet current costs and to fund the initial past service cost over a period of no more than 30 years. Such contribution requirements shall be determined by a qualified actuary selected by the Employer and shall be in accordance with assumptions and procedures generally acceptable to the Internal Revenue Service as a basis for determining deductions for contributions to plans qualified under Section 401 of the Internal Revenue Code.

            Section 5. The plan and the trust shall continue such provisions as may be necessary to meet the requirements of existing legislation. They shall be submitted to the Internal Revenue Service for approval as a qualified plan and trust, and their adoption is contingent upon receipt of a favorable determination. The Employer may make amendments required by the Internal Revenue Service in order to obtain such favorable ruling and to maintain the qualified status of the plan and the trust thereafter.

            Section 6. The plan shall be administered by a Pension Committee consisting of four (4) members. Two (2) members shall be appointed by the Employer and two (2) members shall be appointed by the Union.

            Section 7. The negotiation of this pension plan shall become a subject of negotiation during the succeeding contract negotiations to this Agreement. The termination date of the pension plan shall coincide with the termination date of the labor agreement. The pension plan shall thereafter expire with the agreed upon termination of the labor agreement(s).

            Section 8. The parties having agreed to the foregoing to be included in a pension plan, these terms shall not be subject to negotiations during the period of this Agreement. As to all other terms and provisions of a pension plan, the parties will meet and negotiate with respect thereto at least sixty
(60) days prior to the expiration date specified in Section 7 above.

            Section 9. The parties agree the above provisions shall in no manner be in conflict with the Pension Reform Act (H less than R less than 2-effective September 2, 1974).


                                   ARTICLE 23
                                MANAGEMENT RIGHTS

            Section 1. The Management of the plant and the direction of the working forces, promotions and demotions, including the right to hire, suspend, discharge for just cause, to assign to jobs, to transfer employees within the plant, to increase and decrease the working force, to determine products to be handled, produced or manufactured, to transfer work, the schedule of production and methods, process and means of production or handling, is vested exclusively in the Company, provided this will not be used for the purpose of discriminating against any employees or to avoid any of the provisions of this Agreement.

                                   ARTICLE 24
                                     GENERAL

            Section 1. All references to employees in this Agreement include both sexes. Wherever the male gender is used it shall be construed to mean both male and female employees.

            Section 2. All hours spent in Union Activities (during working hours) will be considered as hours worked for the purpose of accruing pension and vacation benefits covered by this Agreement.

            Should a Union Official fail to attain 1000 hours (worked) in any year as a result of lost time for Union Business pertaining to the Newport Facility outside the plant, a statement from the Union President Itemizing such outside hours will be accepted by the Company in order to account toward the 1000 hours.

            Section 3. Each employee covered by this Agreement is responsible at all times for having his correct address and phone number on the file at the Employers Human Resource office by completing a W-4 form. All notices to employees to be given under the provisions of this Agreement shall be deemed to have been properly given if mailed to the last address on file.

            Section 4. Should any portion of this Agreement be determined through appropriate legal processes to be contrary to any State or Federal law that portion so found will be regarded as invalid and the balance of that article and all other articles of this contract will continue in full force and effect. The Union and the Employer shall have the right to negotiate the invalid portion.

            Section 5. The Employer will give written notice to the Union of all hires, rehires, bids, and bid awards, rate changes, transfers (with reasons thereto), cutbacks, bumps, layoffs, recalls, a list indicating employees on leave of absence (vacations) as available, and terminations.

            Section 6. It is agreed that inventory personnel will be selected from bargaining unit employees by the posting and bid procedure. The senior employees signing the posting will be given priority. For equalization purposes on overtime turn sheets, employees working overtime during inventory will be charged on a separate overtime turn sheet for inventory. Inventory overtime will be equalized for inventory overtime only. Overtime for inventory pre-count will be mandatory.

            If overtime is required to be worked by employees signing the inventory bid sheet, the following procedure will be followed:

            Offer the overtime starting with the most senior employee, if all decline, the least senior employee will be forced to work the overtime.

            This does not mean to offer to the most senior each time there is overtime. The inventory overtime is equalized the same as all other overtime except, the employees are the ones signing the bidsheet. If no one accepts, the least senior signing to work inventory is always forced to work the overtime.

            Section 7. The Employer will provide bulletin boards to be defined in the following manner:

            (a) Union Bulletin Board

            The Union agrees that posted notices shall be non-controversial and copies will be furnished to Human Resource Department prior to posting. The Union shall be furnished a key to such board and a designated Union Official shall be permitted to post such notices.

            The Union Bulletin Board will be kept behind glass in both the Newport plant 1 and Newport plant 2. (Plant 1 designates the main manufacturing facility, Plant 2 designates the systems building.)

            (b) Employee's Bulletin Board

            This board will be used exclusively for employees in reference to advertising, swapping, trading or general information. The Employer and Union will be strictly prohibited from using this board for their official matters or matters of controversy. The employee board will remain open where it will be available to any employee.

            Section 8. EMPLOYEES CONCESSION FUND. The Employee Con cession Fund shall be administered by a committee of three (3) Bargaining Unit employees appointed by the Union and three (3) members chosen by Management to represent Salaried employees, one of which will be the Human Resource Manager or designee. The committee shall select it's Chairman. Meetings will be held the first Tuesday of each month.

            Bargaining Unit employees shall attend meetings at no loss of pay up to a maximum of two (2) hours pay per month. Four (4) additional hours per member per calendar year may be compensated for special meetings such as planning a Christmas party, etc. The committee shall control the fund and its uses and provide for receiving and paying bills.

            Section 9. WEEKLY PAYCHECKS. All first shift employees covered by this Agreement will be paid prior to their lunchtime on Friday of each week. The second shift employees shall receive their checks prior to the end of Thursday's second shift. The third shift employees shall receive their checks prior to the end of the shift on Friday morning. Should a holiday occur on a Friday the above schedules shall be advanced one day. An employee who does not return to work on payday afternoon, without prior approval, shall have his check withheld until after the afternoon break on the succeeding payday.

            Section 10. INDUSTRIAL THEFT PLAN. The plan currently in effect will remain the same until otherwise agreed upon and/or changed by the Union and the Employer.

            Section 11. SUPERVISORS WORKING. No employee of the Employer not within the Bargaining Unit covered by this Agreement shall perform any work of the Bargaining Unit at any time, except in extreme emergencies or Acts of God, provided however, that supervisors or other management personnel may be utilized for the purpose of instruction, of conducting a pilot run or for the purpose of determining the cause of high failure or reject rate. The Union will be given advance notice of the occurrence of any of the above (except instruction).

            Section 12. The Union agrees that there shall be no solicitation of membership, dues or other fees on the Employees time and that there shall be no Union activity during working hours (exclusive of breaks or lunch) on Employer property which shall in any way interfere with the work of the employees and the operation of the plant. Violators of this section shall be subject to disciplinary action.

            Section 13. It is not the intent of the Employer to require the issuance of unreasonable or unjust orders, however, if any employee or group of employees feels that any order of a supervisor is unjust or unreasonable, the employee or group of employees affected will comply but ff they choose, institute a grievance over the matter.

            If the employee(s) is ordered to do work he feels is unsafe, employee(s) shall notify his immediate supervisor. In the event that does not produce satisfactory results, Article 13, Section 2 will apply.

            Section 14. The Company agrees to establish an Education program which will refund tuition upon satisfactory completion of courses. These courses can be taken only at Walter State Community College, Morristown, Tennessee.

            The company will not assume the responsibility of any payment except the tuition.

            The Company and Union will establish a committee of two (2) persons each to designate occupational related courses. Not more than ten (10) employees shall be enrolled in any one college quarter and shall not be entitled to take more than one (1) course in a given quarter.

            Section 15. One (l) hour compensated time shall be granted to employees for voting time in the Tennessee General Primary elections and the Tennessee General elections.

            Section 16. The Employer will allow excused absence time for bonafide medical reasons, dental appointments or legal appointments. It is agreed that substantiation will be required of the time off for the aforementioned reasons. The Employer agrees excused time off will be granted as uniformly as possible. However, requests for excused time is not required to be mandatorily granted. When possible employees will notify their supervisor in advance of the excused absence.

            It is agreed for medical statements for extended (continuing) medical treatment being accepted for excused absence time off from work.

            The Employer will grant an employee a reasonable amount of excused time off from work due to the death of fellow employees upon request without pay. (to attend funeral)

            Section 17. The Employer agrees to pay the cost of printing a sufficient supply of the proofread copies of this contract to make them available to all employees as soon as possible. All employees will be given updated pension and insurance handbooks. These handbooks will include explanations of all benefits and exclusions as agreed in these negotiations.

            Section 18. Insurance premiums, union dues and other payroll deductions will be deducted out of vacation checks.


                                   ARTICLE 25
                                  RATES OF PAY

            Rates of pay applicable during the terms of this Agreement are included in the attached schedules, Appendix B, C, D, E, F and G.

            Starting rate only applies to newly hired employees, Employees bidding from a lower labor grade into a higher labor grade, will receive three
(3) months rate as their minimum rate, however, in no event shall the employee receive a rate less than the employee's existing rate. An employee previously attaining the top rate in any labor grade shall retain the top rate in any lateral bid, or rebid to a previously qualified job. Should an employee who has attained the top rate of a labor grade enter a lower grade, he shall receive top rate in that labor grade. Employees who are in the start of the three (3) months range shall be placed in the appropriate step of the labor grade into which he is bumped.


                                   ARTICLE 26
                              DURATION OF AGREEMENT

            Section 1. This Agreement shall become effective as of May 15, 1995 and shall remain in force and be effective until 11:59 pm June 16, 1998. It shall be automatically renewed from year to year hereafter, unless notice of termination is given by either party by certified mail at least 60 days prior to 11:59 pm June 16, 1998 or the next annual expiration date, whichever is applicable.

            Section 2. In the event that either the Union or the Employer shall exercise its right to terminate, conferences shall be promptly commenced for the purpose of negotiating and executing an extension, renewal or modification of this Agreement.

            IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT THE DAY AND YEAR FIRST ABOVE WRITTEN.

Signed for:

LOCAL 662 - INTERNATIONAL UNION OF ELECTRONIC, ELECTRICAL, SALARIED, MACHINE AND FURNITURE WORKERS (AFL-CIO)

/s/ IMA GENE MURRELL
__________________________________________
Ima Gene Murrell, President


/s/ MANZANIETA SHEPHERD
_________________________________________
Manzanieta Shepherd, Chief Steward


/s/ PATRICIA LOVELL
__________________________________________
Patricia Lovell, Recording Secretary


/s/ BARBARA SAMPLES
__________________________________________
Barbara Samples, Member At Large


/s/ FRANCES LEATHERWOOD
__________________________________________
Frances Leatherwood, Member At Large


/s/ GARY M. HOLLINGSWORTH
__________________________________________
Gary M. Hollingsworth, International
   Representative


Signed for:
ELECTRO-VOICE, INC., NEWPORT, TENNESSEE


__________________________________________
Ron Graham, Vice President
   Administration, Mark IV Audio

-----------------------------------------
Clell Tompkins, Operations Manager


/s/ FAYE BROOKS
-----------------------------------------
Faye Brooks, Employee Human Resource
   Manager

                                   APPENDIX A
                               JOB CLASSIFICATIONS

The following premium jobs require a period of time to be qualified as provided for in Article 12 of this Agreement.


                                               LABOR     QUALIFYING
JOB TITLE                                      GRADE        TIME
Assembly Area Light                              1
Assembly Area Light Packer                       2      5 working days
Line Magnetizer                                  2      5 working days
Magnet Assembly-Light                            2      5 working days
Spray Painter Helper                             2      5 working days
Production Tester-Auto Equip                     2      5 working days
Testing-Cables, Transformers                     2     30 working days
Crossovers, & Light Mics. Testing
Plug Washing                                     2      5 working days
Janitor                                          3     30 working days
Scope Tester (Final Test)                        3     90 working days
Material Handler                                 3     30 working days
Magnetizer-Off Line-Heavy                        3      5 working days
Impact Machine                                   3      30 working days
Matron                                           3     30 working days
Assembly Area-Heavy                              3     60 working days
PC Board Assembly                                3     90 working days
Rework Operator                                  3     90 working days
Systems Unpack                                   3     10 working days
Cone Speaker Assembly-Heavy                      3     60 working days
Cone Speaker Assembly-Heavy Test                 4     90 working days
Cone Speaker & Systems Assembly- Heavy Rework    4     90 working days
Assembly Area Heavy Packer                       4     30 working days
Mend, Relief & Salvage                           4    120 working days
Punch Press-Large                                4     30 working days
Custodian                                        4    120 working days
Coil Winding & Setting                           4     60 working days
Tapping & Drilling                               4     60 working days
Systems Test                                     4     90 working days
Plant Clerical (Shipping)                        4     90 working days
30w, EVX & Gauss Off-Line Assembly               4    120 working days
First Aid Attendant                              4    120 working days

                                                LABOR      QUALIFYING
JOB TITLE                                       GRADE         TIME
Machine Shop Utility Operator                     5     60 working days
Paint Booth Operator                              5    120 working days
Stock Room Gen. Order Puller                      5    120 working days
Glue Center Attendant                             5    120 working days
Heavy Systems-Assembly                            5    120 working days
Order Filler Shipping                             5     90 working days
Truck Driver                                      5     30 working days
Coil Winding & Setting Epoxy                      5     60 working days
Bostik Coil Winder                                5     60 working days
Tool Crib Attendant                               6    120 working days
Automatic Wire Cutter & Stripper                  6    120 working days
Heavy Packer & Banding (Shipping)                 6     90 working days
Set-up Person-Assembly                            7    120 working days
Receiving Clerk                                   7    120 working days
Quality Control Inspector                         7    120 working days
Maintenance - 2                                   9    120 working days
Maintenance - 1                                  10    120 working days
Quality Control Technician                       10    120 working days
Tool & Die Maker - 2nd Class                     10    120 working days
Tool & Die Maker - 1st Class                     11    120 working days

                                   APPENDIX B
                                  LABOR GRADES
                                Effective 5-15-95
                             (Wage increase of $.10)


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                                9.89         10.01         10.14
2                                9.97         10.17         10.26
3                               10.07         10.27         10.40
4                               10.17         10.41         10.57
5                               10.32         10.57         10.87
6                               10.57         10.77         11.09
7                               10.92         11.14                       11.37
8                               11.14         11.42                       11.62
9                               11.42         11.67                       11.87
10                              11.67         11.82                       12.02
11                              12.27         12.52                       12.77


                                  LABOR GRADES
                                Effective 5-15-95
                             New Hire Rates 1st Year


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                                7.89          8.01          8.14
2                                7.97          8.17          8.26
3                                8.07          8.27          8.40
4                                8.17          8.41          8.57
5                                8.32          8.57          8.87
6                                8.57          8.77          9.09
7                                8.92          9.14                        9.37
8                                9.14          9.42                        9.62
9                                9.42          9.67                        9.87
10                               9.67          9.82                       10.02
11                              10.27         10.52                       10.77

                                  LABOR GRADES
                                Effective 5-15-95
                             New Hire Rates 2nd Year


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                                8.89          9.01          9.14
2                                8.97          9.17          9.26
3                                9.07          9.27          9.40
4                                9.17          9.41          9.57
5                                9.32          9.57          9.87
6                                9.57          9.77         10.09
7                                9.92         10.14                       10.37
8                               10.14         10.42                       10.62
9                               10.42         10.67                       10.87
10                              10.67         10.82                       11.02
11                              11.27         11.52                       11.77

                                   APPENDIX C
                                  LABOR GRADES
                               Effective 11-13-95
                             (Wage increase of $.10)


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                                9.99         10.11         10.24
2                               10.07         10.27         10.36
3                               10.17         10.37         10.50
4                               10.27         10.51         10.67
5                               10.42         10.67         10.97
6                               10.67         10.87         11.19
7                               11.02         11.24                       11.47
8                               11.24         11.52                       11.72
9                               11.52         11.77                       11.97
10                              11.77         11.92                       12.12
11                              12.37         12.62                       12.87


                                  LABOR GRADES
                               Effective 11-13-95
                             New Hire Rates 1st Year


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                                7.99          8.11          8.24
2                                8.07          8.27          8.36
3                                8.17          8.37          8.50
4                                8.27          8.51          8.67
5                                8.42          8.67          8.97
6                                8.67          8.87          9.19
7                                9.02          9.24                        9.47
8                                9.24          9.52                        9.72
9                                9.52          9.77                        9.97
10                               9.77          9.92                       10.12
11                              10.37         10.62                       10.87

                                  LABOR GRADES
                               Effective 11-13-95
                             New Hire Rates 2nd Year


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                                8.99          9.11          9.24
2                                9.07          9.27          9.36
3                                9.17          9.37          9.50
4                                9.27          9.51          9.67
5                                9.42          9.67          9.97
6                                9.67          9.87         10.19
7                               10.02         10.24                       10.47
8                               10.24         10.52                       10.72
9                               10.52         10.77                       10.97
10                              10.77         10.92                       11.12
11                              11.37         11.62                       11.87

                                   APPENDIX D
                                  LABOR GRADES
                                Effective 5-13-96
                              (Wage Increase $.15)


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                               10.14         10.26         10.39
2                               10.22         10.42         10.51
3                               10.32         10.52         10.65
4                               10.42         10.66         10.82
5                               10.57         10.82         11.12
6                               10.82         11.02         11.34
7                               11.17         11.39                       11.62
8                               11.39         11.67                       11.87
9                               11.67         11.92                       12.12
10                              11.92         12.07                       12.27
11                              12.52         12.77                       13.02


                                  LABOR GRADES
                                Effective 5-13-96
                             New Hire Rates 1st Year


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                                8.14          8.26          8.39
2                                8.22          8.42          8.51
3                                8.32          8.52          8.65
4                                8.42          8.66          8.82
5                                8.57          8.82          9.12
6                                8.82          9.02          9.34
7                                9.17          9.39                        9.60
8                                9.39          9.67                        9.87
9                                9.67          9.92                       10.12
10                               9.92         10.07                       10.27
11                              10.52         10.77                       11.02

                                  LABOR GRADES
                                Effective 5-13-96
                             New Hire Rates 2nd Year


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                                9.14          9.26          9.39
2                                9.22          9.42          9.51
3                                9.32          9.52          9.65
4                                9.42          9.66          9.82
5                                9.57          9.82         10.12
6                                9.82         10.02         10.34
7                               10.17         10.39                       10.62
8                               10.39         10.67                       10.87
9                               10.67         10.92                       11.12
10                              10.92         11.07                       11.27
11                              11.52         11.77                       12.02

                                   APPENDIX E
                                  LABOR GRADES
                               Effective 11-18-96
                             (Wage Increase of $.15)


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                               10.29         10.41         10.54
2                               10.37         10.57         10.66
3                               10.47         10.67         10.80
4                               10.57         10.81         10.97
5                               10.72         10.97         11.27
6                               10.97         11.17         11.49
7                               11.32         11.54                       11.77
8                               11.54         11.82                       12.02
9                               11.82         12.07                       12.27
10                              12.07         12.22                       12.42
11                              12.67         12.92                       13.17


                                  LABOR GRADES
                               Effective 11-18-96
                             New Hire Rates 1st Year


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                                8.29          8.41          8.54
2                                8.37          8.57          8.66
3                                8.47          8.67          8.80
4                                8.57          8.81          8.97
5                                8.72          8.97          9.27
6                                8.97          9.17          9.49
7                                9.32          9.54                        9.77
8                                9.54          9.82                       10.02
9                                9.82         10.07                       10.27
10                              10.07         10.22                       10.42
11                              10.67         10.92                       11.17

                                  LABOR GRADES
                               Effective 11-18-96
                             New Hire Rates 2nd Year


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                                9.29          9.41          9.54
2                                9.37          9.57          9.66
3                                9.47          9.67          9.80
4                                9.57          9.81          9.97
5                                9.72          9.97         10.27
6                                9.97         10.17         10.49
7                               10.32         10.54                       10.77
8                               10.54         10.82                       11.02
9                               10.82         11.07                       11.27
10                              11.07         11.22                       11.42
11                              11.67         11.92                       12.17

                                   APPENDIX F
                                  LABOR GRADES
                                Effective 5-12-97
                             (Wage increase of $.15)


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                               10.44         10.56         10.69
2                               10.52         10.72         10.81
3                               10.62         10.82         10.95
4                               10.72         10.96         11.12
5                               10.87         11.12         11.42
6                               11.12         11.32         11.64
7                               11.47         11.69                       11.92
8                               11.69         11.97                       12.17
9                               11.97         12.22                       12.42
10                              12.22         12.37                       12.57
11                              12.82         13.07                       13.32


                                  LABOR GRADES
                                Effective 5-12-97
                             New Hire Rates 1st Year


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                                8.44          8.56          8.69
2                                8.52          8.72          8.81
3                                8.62          8.82          8.95
4                                8.72          8.96          9.12
5                                8.87          9.12          9.42
6                                9.12          9.32          9.64
7                                9.47          9.69                        9.92
8                                9.69          9.97                       10.17
9                                9.97         10.22                       10.42
10                              10.22         10.37                       10.57
11                              10.82         11.07                       11.32

                                  LABOR GRADES
                                Effective 5-12-97
                             New Hire Rates 2nd Year


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                                9.44          9.56          9.69
2                                9.52          9.72          9.81
3                                9.62          9.82          9.95
4                                9.72          9.96         10.12
5                                9.87         10.12         10.42
6                               10.12         10.32         10.64
7                               10.47         10.69                       10.92
8                               10.69         10.97                       11.17
9                               10.97         11.22                       11.42
10                              11.22         11.37                       11.57
11                              11.82         12.07                       12.32

                                   APPENDIX G
                                  LABOR GRADES
                               Effective 11-17-97
                             (Wage increase of $.15)


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                               10.59         10.71         10.84
2                               10.67         10.87         10.96
3                               10.77         10.97         11.10
4                               10.87         11.11         11.27
5                               11.02         11.27         11.57
6                               11.27         11.47         11.79
7                               11.62         11.84                       12.07
8                               11.84         12.12                       12.32
9                               12.12         12.37                       12.57
10                              12.37         12.52                       12.72
11                              12.97         13.22                       13.47


                                  LABOR GRADES
                               Effective 11-17-97
                             New Hire Rates 1st Year


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                                8.59          8.71          8.84
2                                8.67          8.87          8.96
3                                8.77          8.97          9.10
4                                8.87          9.11          9.27
5                                9.02          9.27          9.57
6                                9.27          9.47          9.79
7                                9.62          9.84                       10.07
8                                9.84         10.12                       10.32
9                               10.12         10.37                       10.57
10                              10.37         10.52                       10.72
11                              10.97         11.22                       11.47

                                  LABOR GRADES
                               Effective 11-17-97
                             New Hire Rates 2nd Year


Labor Grades                    Start         3 mos.        6 mos.        9 mos.
1                                9.59          9.71          9.84
2                                9.67          9.87          9.96
3                                9.77          9.97         10.10
4                                9.87         10.11         10.27
5                               10.02         10.27         10.57
6                               10.27         10.47         10.79
7                               10.62         10.84                       11.07
8                               10.84         11.12                       11.32
9                               11.12         11.37                       11.57
10                              11.37         11.52                       11.72
11                              11.97         12.22                       12.47

                                 1995
     JANUARY 1995               MAY 1995             SEPTEMBER 1995
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
 1  2  3  4   5  6  7        1  2  3  4  5   6                    1  2
 8  9  10 11 12 13 14     7  8  9  10 11 12 13     3  4  5  6  7  8  9
15  16 17 18 19 20 21    14 15 16  17 18 19 20    10 11 12 13 14  15 16
22  23 24 25 26 27 28    21 22 23  24 25 26 27    17 18 19 20 21  22 23
29  30 31                28 29 30  31             24 25 26 27 28  29 30

    FEBRUARY 1995              JUNE 1995              OCTOBER 1995
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
          1   2  3  4                 1  2   3     1  2  3  4  5  6  7
 5  6  7  8   9 10 11     4  5  6  7  8  9  10     8  9 10 11 12  13 14
12  13 14 15 16 17 18    11 12 13  14 15 16 17    15 16 17 18 19  20 21
19  20 21 22 23 24 25    18 19 20  21 22 23 24    22 23 24 25 26  27 28
26  27 28                25 26 27  28 29 30       29 30 31

      MARCH 1995               JULY 1995              NOVEMBER 1995
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
          1   2  3  4                        1              1  2  3  4
 5  6  7  8   9 10 11     2  3  4  5  6  7   8     5  6  7  8  9  10 11
12  13 14 15 16 17 18     9 10 11  12 13 14 15    12 13 14 15 16  17 18
19  20 21 22 23 24 25    16 17 18  19 20 21 22    19 20 21 22 23  24 25
26  27 28 29 30 31       23 24 25  26 27 28 29    26 27 28 29 30
                         30 31

      APRIL 1995              AUGUST 1995             DECEMBER 1995
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
                    1           1  2  3  4   5                    1  2
 2  3  4  5   6  7  8     6  7  8  9  10 11 12     3  4  5  6  7  8  9
 9  10 11 12 13 14 15    13 14 15  16 17 18 19    10 11 12 13 14  15 16
16  17 18 19 20 21 22    20 21 22  23 24 25 26    17 18 19 20 21  22 23
23  24 25 26 27 28 29    27 28 29  30 31          24 25 26 27 28  29 30
30  31                                            31



                                  1996
     JANUARY 1996               MAY 1996             SEPTEMBER 1996
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
    1  2  3   4  5  6              1  2  3   4     1  2  3  4  5  6  7
 7  8  9  10 11 12 13     5  6  7  8  9  10 11     8  9 10 11 12  13 14
14  15 16 17 18 19 20    12 13 14  15 16 17 18    15 16 17 18 19  20 21
21  22 23 24 25 26 27    19 20 21  22 23 24 25    22 23 24 25 26  27 28
28  29 30 31             26 27 28  29 30 31       29 30

    FEBRUARY 1996              JUNE 1996              OCTOBER 1996
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
              1  2  3                        1           1  2  3  4  5
 4  5  6  7   8  9 10     2  3  4  5  6  7   8     6  7  8  9 10  11 12
11  12 13 14 15 16 17     9 10 11  12 13 14 15    13 14 15 16 17  18 19
18  19 20 21 22 23 24    16 17 18  19 20 21 22    20 21 22 23 24  25 26
25  26 27 28 29          23 24 25  26 27 28 29    27 28 29 30 31
                         30

      MARCH 1996               JULY 1996              NOVEMBER 1996
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
                 1  2        1  2  3  4  5   6                    1  2
 3  4  5  6   7  8  9     7  8  9  10 11 12 13     3  4  5  6  7  8  9
10  11 12 13 14 15 16    14 15 16  17 18 19 20    10 11 12 13 14  15 16
17  18 19 20 21 22 23    21 22 23  24 25 26 27    17 18 19 20 21  22 23
24  25 26 27 28 29 30    28 29 30  31             24 25 26 27 28  29 30
31

      APRIL 1996              AUGUST 1996             DECEMBER 1996
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
    1  2  3   4  5  6                 1  2   3     1  2  3  4  5  6  7
 7  8  9  10 11 12 13     4  5  6  7  8  9  10     8  9 10 11 12  13 14
14  15 16 17 18 19 20    11 12 13  14 15 16 17    15 16 17 18 19  20 21
21  22 23 24 25 26 27    18 19 20  21 22 23 24    22 23 24 25 26  27 28
28  29 30 31             25 26 27  28 29 30 31    29 30 31

                                  1997
     JANUARY 1997               MAY 1997             SEPTEMBER 1997
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
          1   2  3  4                 1  2   3        1  2  3  4  5  6
 5  6  7  8   9 10 11     4  5  6  7  8  9  10     7  8  9 10 11  12 13
12  13 14 15 16 17 18    11 12 13  14 15 16 17    14 15 16 17 18  19 20
19  20 21 22 23 24 25    18 19 20  21 22 23 24    21 22 23 24 25  26 27
26  27 28 29 30 31       25 26 27  28 29 30 31    28 29 30

    FEBRUARY 1997              JUNE 1997              OCTOBER 1997
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
                    1     1  2  3  4  5  6   7              1  2  3  4
 2  3  4  5   6  7  8     8  9 10  11 12 13 14     5  6  7  8  9  10 11
 9  10 11 12 13 14 15    15 16 17  18 19 20 21    12 13 14 15 16  17 18
16  17 18 19 20 21 22    22 23 24  25 26 27 28    19 20 21 22 23  24 25
23  24 25 26 27 28       29 30                    26 27 28 29 30  31

      MARCH 1997               JULY 1997              NOVEMBER 1997
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
                    1           1  2  3  4   5                       1
 2  3  4  5   6  7  8     6  7  8  9  10 11 12     2  3  4  5  6  7  8
 9  10 11 12 13 14 15    13 14 15  16 17 18 19     9 10 11 12 13  14 15
16  17 18 19 20 21 22    20 21 22  23 24 25 26    16 17 18 19 20  21 22
23  24 25 26 27 28 29    27 28 29  30 31          23 24 25 26 27  28 29
30  31                                            30

      APRIL 1997              AUGUST 1997             DECEMBER 1997
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
       1  2   3  4  5                    1   2        1  2  3  4  5  6
 6  7  8  9  10 11 12     3  4  5  6  7  8   9     7  8  9 10 11  12 13
13  14 15 16 17 18 19    10 11 12  13 14 15 16    14 15 16 17 18  19 20
20  21 22 23 24 25 26    17 18 19  20 21 22 23    21 22 23 24 25  26 27
27  28 29 30             24 25 26  27 28 29 30    28 29 30 31
                         31



                                  1998
     JANUARY 1998               MAY 1998             SEPTEMBER 1998
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
              1  2  3                    1   2           1  2  3  4  5
 4  5  6  7   8  9 10     3  4  5  6  7  8   9     6  7  8  9 10  11 12
11  12 13 14 15 16 17    10 11 12  13 14 15 16    13 14 15 16 17  18 19
18  19 20 21 22 23 24    17 18 19  20 21 22 23    20 21 22 23 24  25 26
25  26 27 28 29 30 31    24 25 26  27 28 29 30    27 28 29 30
                         31

    FEBRUARY 1998              JUNE 1998              OCTOBER 1998
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
 1  2  3  4   5  6  7        1  2  3  4  5   6                 1  2  3
 8  9  10 11 12 13 14     7  8  9  10 11 12 13     4  5  6  7  8  9  10
15  16 17 18 19 20 21    14 15 16  17 18 19 20    11 12 13 14 15  16 17
22  23 24 25 26 27 28    21 22 23  24 25 26 27    18 19 20 21 22  23 24
25  26 27 28             28 29 30                 25 26 27 28 29  30 31

      MARCH 1998               JULY 1998              NOVEMBER 1998
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
 1  2  3  4   5  6  7              1  2  3   4     1  2  3  4  5  6  7
 8  9  10 11 12 13 14     5  6  7  8  9  10 11     8  9 10 11 12  13 14
15  16 17 18 19 20 21    12 13 14  15 16 17 18    15 16 17 18 19  20 21
22  23 24 25 26 27 28    19 20 21  22 23 24 25    22 23 24 25 26  27 28
29  30 31                26 27 28  29 30 31       29 30

      APRIL 1998              AUGUST 1998             DECEMBER 1998
 S  M  T  W   T  F  S     S  M  T  W  T  F   S     S  M  T  W  T  F  S
          1   2  3  4                        1           1  2  3  4  5
 5  6  7  8   9 10 11     2  3  4  5  6  7   8     6  7  8  9 10  11 12
12  13 14 15 16 17 18     9 10 11  12 13 14 15    13 14 15 16 17  18 19
19  20 21 22 23 24 25    16 17 18  19 20 21 22    20 21 22 23 24  25 26
26  27 28 29 30          23 24 25  26 27 28 29    27 28 29 30 31